Exhibit 10.10

EPAM SYSTEMS, INC.

SERIES A-3 PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A-3 PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 15, 2010 between EPAM Systems, Inc., a Delaware corporation (the “Company”), and Rainmeadow Holdings Limited, a company incorporated in Cyprus with registered number 240266 (the “Purchaser”).

RECITALS

WHEREAS, the Company has, or before the Closing (as defined below) shall have, authorized the creation, sale and issuance of an aggregate of 290,277 shares of its Series A-3 Preferred (as defined below) (the “Shares”);

WHEREAS, the Company intends to use the net proceeds of the sale of Shares pursuant to this Agreement to finance organic growth, to pursue acquisitions and for working capital and general corporate purposes; and

WHEREAS, the Purchaser desires to purchase the Shares and the Company desires to issue and sell the Shares to the Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified in this Section 1.1:

“2006 Plan” means the Company’s 2006 Stock Option Plan, as amended.

“AAA” means American Arbitration Association.

“Amended and Restated Shareholders Agreement” means the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit B.

“Audited Financial Statements” has the meaning specified in Section 4.10.

“Basket” has the meaning specified in Section 9.3(a).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday for commercial banks in New York, New York or Moscow, Russia (or any other day in which banks are not open for normal banking business in New York, New York or Moscow, Russia).

“Certificate of Designation” has the meaning specified in Section 2.1

“Certificate of Incorporation” means the Company’s certificate of incorporation as amended as of the date hereof.

“Closing” has the meaning specified in Section 3.1.

“Closing Date” has the meaning specified in Section 3.1.

“Common Stock” has the meaning specified in Section 4.3(a).

“Company” has the meaning specified in the preamble.

“Conversion Shares” has the meaning specified in Section 4.4(d).

“Damages” has the meaning specified in Section 9.1.

“Dollars” or “$” are references to the lawful currency of the United States of America.

“DLA Piper” means DLA Piper LLP (US), counsel to the Company.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, as determined in accordance with GAAP consistently applied. EBITDA shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP.

“Encumbrance” means any interest or equity of any Person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above, as well as seizure or any other restriction imposed by any governmental authority or arbitral tribunal.

“FIRPTA Affidavit” means an affidavit duly signed on behalf of the Company by a responsible corporate officer of the Company stating, under penalty of perjury, the Company’s U.S. tax identification number and that the Company is not a foreign person for the purposes of U.S. tax law.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Intellectual Property Rights” has the meaning specified in Section 4.13.

“Key Employee” means each of Arkadiy Dobkin, Ilya Cantor, Karl Robb and Balasz Fejes.

“Knowledge” means the actual knowledge (and not, save as set out below in this definition, constructive, imputed or implied knowledge) on the date hereof and on the Closing

Date of the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer of the Company, after having made reasonable inquiry with respect to the relevant matter and with respect to tax matters relating to Russia, Ukaine, Belarus or Kazakhstan only, after having made reasonable inquiry of the chief accountant of each Subsidiary of the Company established in such countries, and shall not include the knowledge of any other Person.

“law” means any U.S. federal, state, local, municipal, international, international, multinational or other constitution or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, treaty, other requirement or rule of law.

“Material Adverse Effect” means an event, occurrence, change in facts, conditions or other change or effect which has resulted or could reasonably be expected to result in a suit, action, charge, claim, demand, loss, cost, damage, penalty, fine or liability to the Company and its Subsidiaries, taken as a whole, of at least One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

“Registration Rights Agreement” means the Registration Rights Agreement in substantially the form attached hereto as Exhibit A.

“Organizational Documents” means, with respect to any entity, the certificate or articles of incorporation or formation, articles of association, charter or other instrument pursuant to which such entity was incorporated, the constitution, by-laws, code or regulations, memorandum of association or other instrument pursuant to which such entity is governed and operated, and any other organizational documents of such entity.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity, or other entity or organization.

“Purchase Price” means the amount of $51.84564 multiplied by the number of Shares.

“Purchaser” has the meaning specified in the preamble.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Series A Preferred” has the meaning specified in Section 4.3(b).

“Series A-1 Preferred” has the meaning specified in Section 4.3(b).

“Series A-3 Preferred” has the meaning specified in Section 4.3(b).

“Shares” has the meaning specified in the Recitals.

“Subsidiary” means any entity with respect to which a specified Person (or a Subsidiary or Subsidiries thereof) owns a majority of the voting stock (or equivalent) or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or equivalent).

“Tax” and “Taxes” means any federal, state, provincial, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any governmental body.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Amended and Restated Shareholders Agreement.

“Unaudited Line Items” has the meaning specified in Section 4.10(b).

SECTION 2

AUTHORIZATION AND SALE OF SECURITIES

2.1 Authorization. The Company has, or before the Closing shall have, duly authorized the creation, sale and issuance pursuant to the terms and conditions hereof of the Shares having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation to be filed with the Delaware Secretary of State in the form attached hereto as Exhibit C subject to clerical and administrative amendments only (“Certificate of Designation”).

2.2 Subscription and Sale. Subject to the terms and conditions set forth herein, the Company agrees to sell to the Purchaser, and the Purchaser agrees to subscribe for and purchase, the Shares for the Purchase Price. In consideration of the sale and issuance of Shares to the Purchaser by the Company, on the Closing Date, following (i) the satisfaction of each of the conditions set forth in Section 6 hereof (or the waiver of such conditions by the Purchaser); and (ii) the satisfaction of each of the conditions set forth in Section 7 hereof (or the waiver of such conditions by the Company), the Company shall deliver to the Purchaser a certificate or (if the Purchaser so requests) certificates representing the Shares, free and clear of any lien, charge, claim (including any adverse claim), security interest, mortgage or other Encumbrance of any nature whatsoever. Upon confirmation of receipt of such certificate or certificates representing the Shares the Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated by the Company by notice in writing to the Purchaser no later than 3 Business Days prior to the Closing Date, the Purchase Price. Any part of the Purchase Price due from the Purchaser that is not paid by the close of business, New York time, of the second Business Day after the Closing Date shall bear interest at the rate of ten percent (10%) per annum.

2.3 Use of Proceeds. The Company undertakes to the Purchaser that it shall use the proceeds of the sale of Shares to the Purchaser solely to finance organic growth, to pursue acquisitions and for working capital and general corporate purposes.

SECTION 3

CLOSING

3.1 Time and Place of Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place on the third Business Day after the date on which each of the conditions set forth in Section 6 hereof has been satisfied (or waived by the Purchaser) and each of the conditions set forth in Section 7 hereof has been satisfied (or waived by the Company) provided that each such condition, if it has not been waived, remains satisfied at such date, or such other date as may be agreed by the parties (the “Closing Date”). The Closing shall be held at the offices of DLA Piper at 1251 Avenue of the Americas, New York, NY 10020 and/or such other place or places as may be agreed upon by the parties. On the Closing Date, in lieu of actual delivery of original copies, a party may deliver any of the documents required by Section 3.2 or Section 3.3, as applicable, by facsimile transmission or e-mail in PDF format (other than the certificates representing Shares), with the original copies to promptly follow (and in any case to be received within 5 days of closing by the person entitled to receive such document) via courier. If the Closing Date has not occurred by June 30, 2010 as a result of the non-fulfillment of any of the conditions set out in Section 6 hereof, the Purchaser may by notice in writing to the Company terminate this Agreement (other than Section 10 hereof). If the Closing Date has not occurred by June 30, 2010 as a result of the non-fulfillment of any of the conditions set out in Section 7 hereof, the Company may by notice in writing to the Purchaser terminate this Agreement (other than Section 10 hereof). If this Agreement is terminated by either the Purchaser or the Company pursuant to this Section 3.1, neither party shall have any claim under this Agreement of any nature whatsoever against the other except in respect of rights or liabilities which have accrued before termination or pursant to Section 10.

3.2 The Company’s Deliveries. At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser, as applicable:

(i) A certificate or, if the Purchaser so requests, certificates representing the Shares;

(ii) A copy of the Registration Rights Agreement, duly executed by each party thereto other than the Purchaser;

(iii) A copy of the Amended and Restated Shareholders Agreement, duly executed by each party thereto other than the Purchaser;

(iv) An opinion of DLA Piper addressed to the Purchaser in substantially the form attached hereto as Exhibit D;

(v) A certificate in the form attached hereto as Exhibit E of the Secretary of the Company, dated the Closing Date, certifying as to: (i) the Certificate of Incorporation; (ii) the Bylaws of the Company; (iii) the resolutions of the board of directors of the Company authorizing the issuance of the Shares, the execution and performance of this Agreement, the Registration Rights Agreement, the Amended and Restated Shareholders Agreement and the Certificate of Designation; and (iv) the requisite stockholder approvals in relation to the creation and issue of the Shares pursuant to this Agreement; and

(vi) a FIRPTA Affidavit, in a form reasonably acceptable to the Purchaser.

Following its receipt from the Purchaser of a wire transfer in an amount equal to the Purchase Price, the Company shall promptly deliver to the Purchaser a cross-receipt executed by the Company certifying that it has received the Purchase Price.

3.3 The Purchaser’s Deliveries. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company:

(a) Payment to the Company of the Purchase Price (subject to Section 2.2);

(b) Upon receipt of a certificate or certificates or other instruments representing the Shares, a cross-receipt executed by the Purchaser and delivered to the Company certifying that the Purchaser has received such certificate or certificates or other instruments representing the Shares;

(c) A copy of the Registration Rights Agreement, duly executed by the Purchaser; and

(d) A copy of the Amended and Restated Shareholders Agreement, duly executed by the Purchaser.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Standing.

(a) The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company has made available to the Purchaser true and correct copies of its certificate of incorporation and bylaws, each as amended to date and its share ledger as at the date of Closing.

(b) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation. Each Subsidiary of the Company has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Schedule 4.1(b) hereto lists each Subsidiary of the Company and the jurisdiction in which each Subsidiary of the Company is organized, incorporated or formed.

4.2 Corporate Power. The Company has all requisite corporate power to: (i) enter into this Agreement and each of the other Transaction Documents; (ii) sell the Shares hereunder;

and (iii) carry out and perform its other obligations under the terms of this Agreement and each of the other Transaction Documents.

4.3 Capitalization. The capitalization of the Company consists of the following:

(a) Common Stock. As of the date hereof and immediately prior to Closing the authorized shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) consist of 20,000,000 shares, of which 2,153,977 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.3(a) hereto, none of the issued and outstanding shares of Common Stock are subject to forfeiture or vesting.

(b) Preferred Stock. As of the date hereof and immediately before Closing, the authorized shares of preferred stock, $0.001 par value per share, of the Company consist of 5,000,000 shares, of which 2,439,739 shares are designated “Series A Convertible Redeemable Preferred Stock,” $0.001 per share (the “Series A Preferred”), all of which are issued and outstanding. All of the issued and outstanding shares of the Series A Preferred have been duly authorized, validly issued and are fully paid and nonassessable. Immediately prior to the Closing, the authorized shares of preferred stock of the Company shall consist of 5,000,000 shares, of which, at the Closing, (i) 2,054,935 shares shall be designated “Series A-1 Convertible Redeemable Preferred Stock (the “Series A-1 Preferred”);” (ii) 384,804 shares shall be designated “Series A-2 Convertible Redeemable Preferred Stock,” and (iii) 290,277 shares shall be designated “Series A-3 Convertible Redeemable Preferred Stock,” $0.001 par value per share (the “Series A-3 Preferred”). All the shares of Series A-3 Preferred shall immediately before Closing be duly authorized and, upon issuance and payment therefor in accordance with the terms of this Agreement, fully paid and nonassessable.

(c) Other Securities. The Company has reserved an aggregate of 616,480 shares of Common Stock for issuance to employees, directors and officers of, and consultants to, the Company under the 2006 Plan, of which 474,414 shares are subject to options that are currently outstanding on the material terms previously disclosed to Purchaser. Except as set forth in this Section 4.3 or Schedule 4.3(c), there are no outstanding subscriptions, options, rights, warrants or other commitments entitling any Person to purchase or otherwise subscribe for or acquire any shares of the Company or any of its Subsidiaries or any security convertible into or exchangeable for shares of the Company or its Subsidiaries, nor is there presently outstanding any security convertible into or exchangeable for shares of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any obligation to repurchase, redeem or otherwise acquire any shares or other equity or voting interests in the Company or any of its Subsidiaries, as applicable. Neither the Company nor any of its Subsidiaries has granted an irrevocable proxy or entered into any voting agreement with respect to any shares or other voting securities of the Company or any of its Subsidiaries, as applicable.

4.4 Authorization.

(i) All corporate action on the part of the Company and its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the authorization, sale, issuance and delivery of the Shares and the performance of the Company’s obligations hereunder and thereunder has been taken or shall be taken prior to the Closing.

(ii) This Agreement, when executed and delivered by the Company, shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (iii) federal or state laws limiting enforceability of the indemnification provisions.

(iii) When issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, the Shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of any liens or other Encumbrances, other than restrictions on transfer under (a) the Transaction Documents and (b) applicable U.S. federal and state securities laws.

(iv) The Company has duly and validly reserved sufficient shares of Common Stock to permit the conversion of the Shares into shares of Common Stock, and such shares of Common Stock (the “Conversion Shares”), upon issuance in accordance with the terms of the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any liens or other Encumbrances created by the Company, other than restrictions on transfer under (a) the other Transaction Documents and (b) under U.S. federal and state securities laws. No further action is required by the Company, its stockholders or any Person other than the Purchaser (as set out in the Certificate of Designation) to convert the Shares into shares of Common Stock.

(v) Any right of first refusal or any preemptive rights of any Person in connection with the issuance and sale of the Shares (or the issuance of shares of Common Stock on conversion of the Shares) has been waived or shall be waived prior to the Closing.

4.5 Governmental Consents. Assuming the accuracy of the representations made by the Purchaser in Section 5 hereof, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, except for the filing of the Certificate of Designation, which will have been filed by the Company as of the Closing Date.

4.6 Compliance with Laws and Other Instruments; No Conflicts. Except as set forth on Schedule 4.6, neither the Company nor any of its Subsidiaries is in breach, violation or default of any provisions of its certificate of incorporation or bylaws (or equivalent constitutive document), each as amended to date, or any applicable laws, regulations, judgments, decrees or orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the business or properties of the Company and its Subsidiaries or the terms of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound, other than those that could not reasonably be expected in aggregate to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents on the part of the Company, and the issuance and sale of the Shares pursuant hereto, shall not conflict with or result in any such breach, violation or default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute such a breach, violation or default, and shall not accelerate performance under the terms of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound.

4.7 Registration Rights. Except as set forth on Schedule 4.7, and except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other governmental authority.

4.8 Subsidiaries. Schedule 4.8(a) sets forth a complete and accurate list of the Subsidiaries of the Company, as of the date hereof, and sets forth for each Subsidiary the name or names of the owners of the issued and outstanding capital stock thereof and the percentage owned by each. The Company is the legal and beneficial owner, directly or indirectly, of all of the capital stock of the Subsidiaries, except as set forth on Schedule 4.8(b), free from any Encumbrance. Except as set forth on Schedule 4.8(c), as of the date hereof, the Company does not own or control, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association or other entity.

4.9 Litigation. Except as set forth on Schedule 4.9, there is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries which could in aggregate reasonably be expected to result in a Material Adverse Effect or which questions the validity of this Agreement or any other Transaction Document. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on Schedule 4.9, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.10 Financial Information.

(a) Audited Financial Statements. The audited consolidated balance sheet and statements of operations and cash flows as of and for the year ended December 31, 2008 (the “Audited Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered by such financial statements. The Audited Financial Statements fairly present in all material respects the financial condition and operating results of the Company and its Subsidiaries as of the date, and for the period, indicated therein. Except as set forth in the Audited Financial Statements and Schedule 4.10, the Company and its Subsidiaries have no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Audited Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Audited Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company and its Subsidiaries, taken as a whole.

(b) Unaudited Financial Information. As of and for the year ended December 31, 2009: (i) the total consolidated revenue of the Company is not less than $145,000,000; (ii) the total consolidated EBITDA of the Company is not less than $25,000,000; (iii) the cash and cash equivalents of the Company equal $52,927,000; and (iv) and total indebtedness for borrowed money of the Company equals $7,000,000 (collectively, the “Unaudited Line Items”). Each of the Unaudited Line Items is subject to normal year-end closing and audit adjustments which shall not in any case result in (x) the cash and cash equivalents of the Company decreasing by more than five percent (5%) in the case of clause (iii), (y) the total indebtedness for borrowed money of the Company increasing by more than five percent (5%) in the case of clause (iv) or (z) the total consolidated revenue of the Company or the total consolidated EBITDA of the Company decreasing by more than ten percent (10%) in the case of clauses (i) and (ii), respectively.

4.11 Taxes. Except as set forth on Schedule 4.11, the Company and each of its Subsidiaries have timely filed or have obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by each of them. All filed returns are true and correct in all material respects, and, except as set forth on Schedule 4.11, all taxes due by the Company or its Subsidiries have been timely paid with exceptions not material to the Company and its Subsidiaries, taken as a whole. There is no material dispute, audit, investigation, proceeding or claim concerning any tax liability of the Company or any of its Subsidiaries pending, or the Company’s Knowledge, being conducted, raised or threatened by any governmental authority other than those which an adequate reserve has been set aside. There is no material stamp or other tax or charge to be imposed on the Company by the U.S. federal government, or the States of New York, New Jersey or Delaware, on or by virtue of the execution and delivery of this Agreement.

4.12 Property and Assets. Except as set forth on Schedule 4.12(a), neither the Company nor any of its Subsidiaries owns or has any liability in relation to real property. Except as set forth on Schedule 4.12(b), each of the Company and its Subsidiaries has good and marketable title to or, in the case of properties and assets held under a lease or other contractual obligation, a valid and enforceable leasehold interest or license in their respective properties and assets reflected in the Audited Financial Statements or thereafter acquired (other than properties and assets sold or otherwise disposed of in the ordinary course of business since the date of the Audited Financial Statements), in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than liens resulting from taxes which have not yet become delinquent and liens and Encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the Company’s or any its Subsidiaries use of such assets or properties, and which have not arisen otherwise than in the ordinary course of business.

4.13 Intellectual Property. Except as set forth on Schedule 4.13(a), to the Company’s Knowledge, the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights (collectively “Intellectual Property Rights”) necessary for its business as now conducted, without any known infringement of the rights of others. Except as set forth on

Schedule 4.13(b), neither the Company nor any of its Subsidiaries is bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of the Company or its Subsidiaries or any other Person, other than licenses or agreements relating to the Company’s or its Subsidiaries’ use rights regarding “off the shelf” or standard products or “shrink wrap” licenses. Except as set forth on Schedule 4.13(c), to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received notice that it is infringing upon or violating, or that by conducting its business as proposed it would infringe upon or violate the right or claimed right of any Person under or with respect to any Intellectual Property Rights or licenses of third parties. Except as set forth on Schedule 4.13(d), the Company is not aware of any violation by a third party of any of the Intellectual Property Rights of the Company or its Subsidiaries. Except as set forth on Schedule 4.13(e), to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is obligated or under any liability to make payments by way of royalties, fees or otherwise to any owner or licensor of, other claimant to, or party to any option, license or agreement of any kind with respect to, any Intellectual Property Rights except for commercially available software which the Company and its Subsidiaries license on standard terms. Schedule 4.13(f) sets forth a list of all Intellectual Property Rights of the Company, its Subsidiaries or any other Person that are material to the operation of the business of the Company and its Subsidiaries, as currently conducted.

4.14 Contracts and Commitments. Schedule 4.14 lists all contracts and agreements (a) with expected expenditures in excess of $500,000 per annum, (b) between the Company and each of the ten (10) largest customers of the Company’s business during 2009 determined in good faith on the basis of the total dollar amount of net sales, (c) involving a license or grant of rights to or from the Company or any of its Subsidiaries involving patents, trademarks, copyrights or other proprietary information applicable to the business of the Company or its Subsidiaries other than agreements entered into in the ordinary course of business, (d) providing for indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights other than agreements entered into in the ordinary course of business, (e) between the Company or any of its Subsidiaries and any officer, director or 10%-or-greater stockholder of the Company or any of its Subsidiaries other than bona fide compensation arrangements and agreements entered into in the ordinary course of business, or (f) involving any loans or advances by the Company or any of its Subsidiaries to any officer, director or employee of the Company or any of its Subsidiaries which are outstanding as of the date of the Closing. All such contracts and agreements are legally binding, valid and in full force and effect in all material respects.

4.15 Insurance. All of the Company’s insurance policies are set forth on Schedule 4.15. The Company is not in default in any material respect with respect to any provisions contained in any such policy and the Company has not received written notice of cancellation or nonrenewal thereof.

4.16 Employees. Except as set forth on Schedule 4.16, to the Company’s Knowledge, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, nondisclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the business conducted or to be conducted by the Company or such Subsidiary or for any other reason, which could in aggregate reasonably be expected to result in a Material

Adverse Effect, and the continued employment by the Company and its Subsidiaries of its present employees will not result in any such violations. Neither the Company nor any of its Subsidiaries is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries.

4.17 Books and Records. Except as set forth on Schedule 4.17, the minute books of the Company contain true and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company accurately reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

4.18 Securities Law Exemptions. Subject to the accuracy of the representations and warranties of the Purchaser contained in Sections 5.2 hereof, the offer, sale and issuance of the Shares are and shall be exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or shall solicit any offers to sell or has offered to sell or shall offer to sell any part of the Shares to any Person so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities law.

4.19 Changes.

(a) Since December 31, 2008, except as set forth on Schedule 4.19(a):

(i) the operations of the Company and each of its Subsidiaries have been carried on in the ordinary course;

(ii) there has not been any declaration, setting aside or payment of a dividend or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; and

(iii) there has not been any issuance of, or agreement to issue, share or loan capital by the Company or any of its Subsidiaries.

(b) Since December 31, 2009, except as set forth on Schedule 4.19(b), there has not been:

(iv) any change, event or condition that in aggregate has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

(v) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(vi) any waiver or compromise by the Company or a Subsidiary of a material debt owed to it;

(vii) any satisfaction or discharge of any lien, claim, or Encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(viii) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(ix) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(x) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets that could reasonably be expected to result in a Material Adverse Effect;

(xi) any resignation or termination of employment of any Key Employee, and the Company is not aware of any impending resignation or termination of any Key Employee;

(xii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(xiii) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(xiv) to the Company’s Knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xv) any arrangement or commitment by the Company to do any of the things described in this Section 4.19.

4.20 Dissolution; Insolvency; Bankruptcy. Neither the Company nor any of its Subsidiaries:

(i) has received any written notice that an order has been made, petition presented or meeting convened for the winding up of the Company or any of its Subsidiaries or for the appointment of any liquidator;

(ii) has received any written notice concerning the introduction of external administration under any applicable law or appointment of a receiver (including any administrative receiver or the equivalent to a receiver or administrative receiver in the relevant jurisdiction) in respect of the whole or any material part of the property, assets and/or business of the Company or any of its Subsidiaries;

(iii) has received notification of the institution of bankruptcy or insolvency proceedings against it or to the filing of any petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other similar applicable law or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any of its Subsidiaries or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors in the twelve (12) months prior to the date of this Agreement; or

(iv) is, to the Company’s Knowledge, insolvent.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as follows:

5.1 Authorization. This Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (iii) federal or state laws limiting enforceability of the indemnification provisions.

5.2 Unregistered Offering and Sale of Securities.

(i) Investment. The Shares are being acquired for the Purchaser’s own account and with no intention of distributing the Shares or any part thereof other than in accordance with the Securities Act and other applicable securities and blue sky laws, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the Securities Act or the securities or blue sky laws of any other jurisdiction.

(ii) No Registration. The Purchaser understands that the Shares (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D or Regulation S thereof and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings.

(iii) Nature of Purchaser. The Purchaser represents and warrants to the Company that:

(a) it is not a U.S. Person (as defined in Regulation S under the Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Shares on behalf of, or for the account or benefit of, a Person in the United States or a U.S. Person; (b) the Shares have not been offered to the Purchaser in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Agreement on behalf of the Purchaser were not in the United States when the order was placed and this Agreement was executed and delivered; (c) it undertakes and agrees that it will not offer, sell or otherwise transfer the Shares except: (1) to the Company, (2) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and in compliance with applicable local laws and regulations, (3) inside or outside the United States after one year pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, (4) to a Person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (5) inside the United States, in any other transaction exempt from registration under the Securities Act and, in any event, in compliance with any applicable state securities laws of the United States, provided that prior to any transfer pursuant to this clause (5), the Company may require a legal opinion reasonably satisfactory to the Company that such transfer is exempt from registration under the Securities Act and any applicable state securities laws or (6) pursuant to a registration statement effective under the Securities Act and covering such offer, sale or transfer; and (d) it agrees not to engage in hedging transactions involving the Shares unless in compliance with the Securities Act.

(iv) Receipt of Information; Authorization. The Purchaser acknowledges that it has been provided a reasonable opportunity to ask questions of and receive answers from representatives of the Company, and to be furnished requested information, regarding the Company’s business, management and financial affairs.

5.3 Purchaser’s Liquidity. The Purchaser will not become insolvent or unable to meet its debts as they become due as a result of executing this Agreement or performing its obligations under this Agreement.

5.4 No Other Representations or Warranties. The Purchaser acknowledges and agrees that the Company is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement and the other Transaction Documents.

5.5 Foreign Purchaser. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that the Purchaser is satisfied as to the full observance of the laws of the Purchaser’s jurisdiction of incorporation in connection with any invitation to the Purchaser to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements with the Purchaser’s jurisdiction of incorporation for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for the Shares shall not violate any applicable securities or other laws of the Purchaser’s jurisdiction of incorporation.

SECTION 6

CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of the Purchaser under Section 2 of this Agreement are subject to the fulfilment or waiver, on or before the Closing, of each of the following conditions, any of which may be waived by the Purchaser. The Company shall use commercially reasonable endeavours to ensure that such conditions are satisfied as soon as reasonably practicable after the date hereof.

6.1 Representations and Warranties True. Each of the representations and warranties of the Company set forth in Section 4 shall have been true and correct in all material respects when made and shall be true and correct in all material respects (and for the purposes of determining if a representation and warranty is true and correct in all material respects references to materiality or financial thresholds shall be deemed not to be included in such representation or warranty) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (on the basis that references in such representations and warranties to the date hereof shall be construed as references to the Closing Date but that references to any other particular date shall remain references to such date).

6.2 Performance of Obligations; Consents and Waivers. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.3 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, development, circumstance, condition, occurrence, damage, destruction or loss not covered by insurance proceeds actually received by the Company in connection with such loss (subject to any deductible) that has had a Material Adverse Effect; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Material Adverse Effect: (a) changes in general economic conditions; (b) public market declines; (c) changes that are generally applicable to the industry in which the Company operates, including changes in peer group valuations (which changes do not affect the Company or its Subsidiaries taken as a whole in a materially disproportionate manner), including any changes in any laws, rules, regulations or other directions issued by any governmental authority; (d) any action taken by the Company which is expressly permitted by this Agreement; or (e) any adverse change in or effect on the business of the Company that is cured by the Company to the reasonable satisfaction of the Purchaser before Closing; and provided, further, that in no event shall references in this Agreement to dollar amount thresholds (other those contained in the definition of Material Adverse Effect) be deemed to be evidence of a Material Adverse Effect or materiality.

6.4 Certificate of Designation Effective. The Certificate of Designation establishing the Series A-3 Preferred shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

6.5 Registration Rights Agreement. The Purchaser and the Company shall have entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit A, and the Registration Rights Agreement shall have been properly consented to pursuant to Section 3.10 of the Amended and Restated Registration Rights Agreement, dated as of February 19, 2008, by and among the Company and certain holders of Series A Preferred and Common Stock named therein.

6.6 Amended and Restated Shareholders Agreement. The Purchaser and the Company shall have entered into the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit B, and the Amended and Restated Shareholders Agreement shall have been executed and delivered by persons holding a sufficient amount of shares of Preferred Stock of the Company to amend the Amended and Restated Shareholders Agreement, dated as of February 19, 2008, among the Company and certain holders of Series A Preferred and Common Stock named therein.

6.7 Opinion of Counsel. The Company shall have delivered an opinion of DLA Piper, addressed to the Purchaser and dated as of the Closing Date, in the form attached hereto as Exhibit D.

6.8 Series A-1 Preferred Consent. Each of the requisite holders of Series A-1 Preferred shall have consented to the issuance of the Series A-3 Preferred and the transactions contemplated by this Agreement and the other Transaction Documents including but not limited to the elimination of the twelve and one-half percent (12.5%) compounded annual return on the Series A-1 Base Price (as defined in the Certificate of Incorporation) as provided in the definition of Series A-1 Preferred Liquation Amount (as defined in the Certificate of Incorporation). The twelve and one-half percent (12.5%) compounded annual return on the Series A-1 Preferred shall cease from and after the date of issuance of the Series A-3 Preferred but any such return that has been earned to date shall not be effected.

6.9 Securities Exemptions. The offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

SECTION 7

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING

The Company’s obligation to sell the Shares at the Closing is subject to the fulfilment of the following conditions, any of which may be waived by the Company. The Purchaser shall use commercially reasonable endeavours to ensure that such conditions are satisfied as soon as reasonably practicable after the date hereof.

7.1 Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 shall have been true and correct in all material respects when made and shall be true and correct in all material respects (and for the purposes of determining if a representation and warranty is true and correct in all material respects references to materiality or financial thresholds shall be deemed not to be included in such representation or warranty) on the

Closing Date as if made on and as of such Closing Date (on the basis that references in such representations and warranties to the date hereof shall be construed as references to the Closing Date but that references to any other particular date shall remain references to such date).

7.2 Registration Rights Agreement. The Purchaser and the Company shall have entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit A, and the Registration Rights Agreement shall have been properly consented to pursuant to Section 3.10 of the Amended and Restated Registration Rights Agreement, dated as of February 19, 2008, by and among the Company and certain holders of Series A Preferred and Common Stock named therein.

7.3 Amended and Restated Shareholders Agreement. The Purchaser and the Company shall have entered into the Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit B, and the Amended and Restated Shareholders Agreement shall have been executed and delivered by persons holding a sufficient amount of shares of Preferred Stock of the Company to amend the Amended and Restated Shareholders Agreement, dated as of February 19, 2008, among the Company and certain holders of Series A Preferred and Common Stock named therein.

7.4 Series A-1 Preferred Consent. Each of the holders of Series A-1 Preferred shall, to the extent required, consent to the issuance of the Series A-3 Preferred and the transactions contemplated by this Agreement and the other Transaction Documents including but not limited to the elimination of the twelve and one-half percent (12.5%) compounded annual return on the Series A-1 Base Price (as defined in the Certificate of Incorporation) as provided in the definition of Series A-1 Preferred Liquation Amount (as defined in the Certificate of Incorporation). The twelve and one-half percent (12.5%) compounded annual return on the Series A-1 Preferred shall cease from and after the date of issuance of the Series A-3 Preferred but any such return that has been earned to date shall not be effected.

7.5 Securities Exemptions. Assuming the representations and warranties made by the Purchaser in Section 5.2 are true and correct when made and true and correct on the Closing Date, the offer and sale of the Shares to the Purchaser pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

SECTION 8

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

8.1 Restrictions on Transferability. The Shares shall be transferable subject to the conditions specified in this Section 8. The Purchaser shall cause any proposed transferee of the Shares held by the Purchaser to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Section 8.

8.2 Restrictive Legends. Each certificate representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this

Section 8), shall be stamped or otherwise imprinted with legends in substantially the following form:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) SUCH TRANSACTION IS REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

(b) “THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, WHICH INCLUDE CO-SALE RESTRICTIONS ON THE SALE OF THE SECURITIES, SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.”

(c) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.”

(d) Any other legends required by applicable state securities laws.

The Company need not register a transfer of legended Shares and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in each of the foregoing legends are satisfied.

8.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 8.2(a) and the stop transfer instructions with respect to such legended Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares, if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(b)(1).

SECTION 9

INDEMNIFICATION

9.1 General Indemnity. Subject to the other terms and conditions of this Section 9, the Company hereby agrees to and shall indemnify, defend and hold the Purchaser harmless from and against, and undertakes to pay the Purchaser an amount equal to, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and the reasonable fees and expenses of counsel (collectively, “Damages”), asserted against, imposed upon, suffered or incurred by the Purchaser or any Affiliate of the Purchaser by reason of, resulting from or arising out of a breach of any representation or warranty made by the Company under Section 4 of this Agreement or any other breach of this Agreement.

9.2 Conduct of claims. (a) Within thirty (30) days after the party to be indemnified receiving a notice of commencement of any action or the assertion in writing of any claim by a third party which the party to be indemnified receives notice will give rise to a right to be indemnified under this Section 9, the party to be indemnified shall give the Company written notice thereof together with a copy of such claim, process or other legal pleading (provided, however, that failure to give such notice shall not affect the obligations of the Company under this Section 9 unless and to the extent that such failure shall be prejudicial to the defense of such claim by the Company), and the Company shall have the right to undertake the defense thereof by representatives of its own choosing subject to indemnifying and securing the Purchaser in respect of any Damages resulting from such defense;

(b) in the event that the Company, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 20th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the Company) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Company;

(c) anything in this Section 9.2 to the contrary notwithstanding, (i) the Company shall not consent to entry of any judgment or enter into any settlement or compromise with respect to a claim without the consent of the party to be indemnified, and (ii) no party to be indemnified shall consent to entry of any judgment or enter into any settlement or compromise of any such action the defense of which has been assumed by the Company without the consent of the Company, which consent shall not be unreasonably withheld; and

(d) in connection with any such indemnification, the indemnified party will cooperate with all reasonable requests of the Company provided that the indemnified party is indemnified and secured against any Damages resulting from so co-operating.

9.3 Other Limitations. Notwithstanding anything contained in this Agreement to the contrary:

(a) The Company shall have no liability (for indemnification or otherwise) to the Purchaser with respect to breaches of any representation or warranty contained in Section 4 hereof (other than those contained in Sections 4.1, 4.2, 4.3 or 4.4 hereof) until the aggregate monetary value of all such Damages exceeds $50,000 (the “Basket”), in which event the Purchaser shall be entitled to indemnification for Damages so incurred from the first dollar, not just Damages in excess of the Basket.

(b) The maximum aggregate amount of indemnification that the Company shall be obligated to pay to the Purchaser under this Section 9 or otherwise shall in no event exceed the Purchase Price paid by the Purchaser.

(c) The monetary value of any Damages indemnifiable by the Company pursuant to this Section 9 shall be reduced to reflect the amount of any insurance proceeds received by the Purchaser or its successors or assigns in respect of such Damages.

(d) Damages indemnifiable by the Company pursuant to this Section shall exclude any profits which the Purchaser could have made by investing in an alternative investment rather than the Shares or other incidental, consequential or punitive damages including any lost future profits of the Company; provided that indemnifiable Damages by the Company shall include diminution in value of the Company and, notwithstanding the foregoing, increases or decreases of future earnings, future revenues, future cash flows and other similar items and metrics may be considered with respect to determining a valuation or calculating a diminution in value.

(e) A claim for Damages resulting from the breach of any representation or warranty set forth in Section 4 hereof shall lapse unless notice of such claim shall have been delivered to the Company, on or prior to the date occurring ninety (90) days after the date on which the Purchaser receives from the Company a copy of the Company’s audited financial statements for the year ending December 31, 2010; provided, however, that (i) a claim for damages resulting from the breach of any representation or warranty set forth in Sections 4.1, 4.2, 4.3 or 4.4 hereof shall survive indefinitely, and (ii) a claim for damages resulting from the breach of any representation or warranty contained in Section 4.11 hereof shall survive for three (3) years from the Closing Date.

(f) In no event shall the Purchaser be entitled to double recovery hereunder. In particular, in the event any Damages arise from a breach of more than one representation and warranty of the Company, the Purchaser shall only be entitled to be indemnified once in respect of such Damages.

9.4 Exclusive Remedy. The remedies provided herein shall be the sole and exclusive remedies by a party with respect to any claim arising out of or relating to the breach of any representation or warranty made by the Company herein.

SECTION 10

MISCELLANEOUS

10.1 Entire Agreement; Amendment. This Agreement and the Schedules and Exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

10.2 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed in all respects by and construed under the laws of New York, without regard to principles of conflicts of law that would result in the application of the laws of another jurisdiction, except that issues relating to the arbitration clause shall be governed by the Federal Arbitration Act (Chapters 1 and 2).

(b) All disputes arising out of or in connection with this Agreement shall to the extent possible be settled amicably by negotiation between the parties within 30 days from the date of written notice by any party of the existence of such dispute, and failing such amicable settlement, any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, shall be settled by arbitration administered by the AAA in accordance with its International Arbitration Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. There shall be one arbitrator. If thirty (30) days after a claimant’s submission of the notice of arbitration, the parties cannot mutually agree on the selection of an arbitrator, then the AAA shall appoint the arbitrator. Any award(s) entered by the arbitrator shall be final and binding on the parties, and each party hereby waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal or collateral attack. Judgment upon any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(c) EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2(c).

(d) Except as may be required by law, no party nor its representatives nor a witness nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to the arbitration.

(e) Each of the parties hereto acknowledges and agrees that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. Accordingly nothing in this Agreement shall prevent any party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. Each party hereto specifically waives any claim or defense that there is an adequate remedy at law for any breach. After the arbitrator is appointed, the arbitrator shall have sole jurisdiction to consider applications for provisional measures or other equitable relief, and any relief ordered by the arbitrator may be specifically enforced by any court of competent jurisdiction.

10.3 Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing until the date occurring ninety (90) days after the date on which a Purchaser receives from the Company a copy of the Company’s audited financial statements for the year ending December 31, 2010; provided, however, that (i) the representations and warranties set forth in Sections 4.1, 4.2, 4.3 or 4.4 hereof shall survive indefinitely, (ii) the representations and warranties contained in Section 4.11 hereof shall survive for three (3) years from the Closing Date and (iii) the representations and warranties subject to a claim notified in accordance with Section 9.3(e) shall survive until such matter is resolved but only with respect to such claims.

10.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, or (ii) 24 hours after confirmed facsimile transmission, in each case at the relevant address set out below:

For the Company:

EPAM Systems, Inc.
41 University Drive, Suite 202
Newtown, PA 18940
U.S.A.
Attention:	Ilya Cantor
Fax No.:	+1 (267) 759-8989

with copies to:

Siguler Guff & Company, LLC 825 Third Avenue, 10th Floor New York, New York 10022
U.S.A.
Attention:	General Counsel
Fax No.:	+1 (212) 332-5130

DLA Piper LLP (US)
1251 Avenue of the Americas New York, New York 10020-1104
U.S.A.
Attention:	Jonathan Klein, Esq.
Fax No.:	+1 (212) 335-4501

or at such other address as the Company shall have furnished to the Purchaser in writing;

For the Purchaser:
Rainmeadow Holdings Limited c/o VTB Capital plc
14 Cornhill
London, EC3V 3ND
England
Attention: Mr Tim Demchenko
Facsimile number:	+7 495 663 8589

or at such other address as the Purchaser shall have furnished to the Company in writing.

10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

10.7 Titles and Subtitles; References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10.9 Expenses. The Company and the Purchaser shall each bear their respective expenses and legal fees incurred in connection with the negotiation and consummation of this Agreement.

10.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on the Purchaser’s part of any breach or default under this Agreement, or any waiver on the Purchaser’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

10.11 Announcements. Unless otherwise agreed in writing by the Company and the Purchaser, no public announcement shall be made by the Company or the Purchaser in respect of the matters contemplated herein or by any other Transaction Document. Notwithstanding the foregoing, the Purchaser or the Company may, at any time after the Closing Date make a public announcement limited to the following: (a) the fact that the Purchaser has made an investment in the Company; (b) the dollar amount of the Purchaser’s investment; (c) the fact that the investment by the Purchaser represents a minority interest in the Company; and (d) a description of the Company and the Purchaser substantially consistent with the descriptions set forth on Exhibit F hereto (which description may contain less than all the information set forth on Exhibit F at the option of the Purchaser or the Company as the case may be).

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IN WITNESS WHEREOF, the parties hereto have executed this Series A-3 Preferred Stock Purchase Agreement as of the date first set forth above.

EPAM SYSTEMS, INC.

By:	/s/ Ilya Cantor
Name: Ilya Cantor
Title: Chief Financial Officer

RAINMEADOW HOLDINGS LIMITED

By:	/s/ Harris D. Demetriades
Name: Harris D. Demetriades
Title: Director

/s/ M. Demetriades
DADLAW SECRETARIAL LIMITED
Secretary
Represented by Maro Demetriades

Exhibit A

REGISTRATION RIGHTS AGREEMENT

Exhibit B

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

Exhibit C

CERTIFICATE OF DESIGNATION

Exhibit D

OPINION OF COMPANY COUNSEL

Exhibit E

SECRETARY’S CERTIFICATE

Exhibit F

PUBLIC ANNOUNCEMENTS

Company Description

Established in 1993, EPAM Systems, Inc. is the leading global software engineering and IT consulting provider with delivery centers throughout Central and Eastern Europe. Headquartered in the United States, EPAM provides services to clients worldwide utilizing a global delivery model through its client facing operations in North America, UK, Germany, Switzerland, and Sweden, together with 5,000+ professionals deployed across delivery centers in Russia, Belarus, Hungary, Ukraine, and Kazakhstan.

EPAM’s core competencies include complex software product engineering for leading global software and technology vendors, as well as development, testing, maintenance, and support of mission critical business applications and vertically oriented IT consulting services for global Fortune 2000 corporations.

EPAM is recognized among the top companies in IAOP’s “The 2009 Global Outsourcing 100” and in “The 2009 Global Services 100” by Global Services Magazine and neoIT. The company is the only CEE’s IT services vendor included in the global “Top 10 Best Performers: IT Services” and also ranked 2nd among the world’s “Top 10 Best Performers: Outsourced Product Development” according to the magazine’s 2009 rating. In 2010, Everest Group named EPAM as a “must-know” outsourcing vendor and the leading Central & Eastern European alternative to India.

Purchaser Description

Rainmeadow Holdings Limited is controlled by the VTB Capital group. VTB Capital (www.vtbcapital.com), the Investment Business of VTB Group, focuses on arranging operations in the debt, equity, global commodities markets, private equity investments, asset management, advising clients on M&A and ECM deals in Russia and abroad. VTB Capital operates in Moscow, London, Dubai and Singapore with headquarters in Moscow. VTB Capital aims to provide clients with products and services of the highest quality and to find innovative solutions for the contemporary market.